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Exhibit 5.1

      [Letterhead of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.]

October 17, 2005

Pinnacle Financial Partners, Inc.
211 Commerce Street, Suite 300
Nashville, Tennessee 37201

Re: Registration Statement on Form S-4, as amended, relating to common stock, $1.00 par value

Ladies and Gentleman:

     We have acted as counsel for Pinnacle Financial Partners, Inc., a Tennessee corporation (the "Company")in connection with the preparation of the Company's Registration Statement on Form S-4 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of shares of common stock, $1.00 par value, (the "Common Stock) of the Company to be issued in connection with the proposed merger (the "Merger") of Cavalry Bancorp, Inc., a Tennessee corporation, with and into Pinnacle Financial Partners, Inc., a Tennessee corporation ("Cavalry"), pursuant to the terms of the Agreement and Plan of Merger, dated as of September 30, 2005, by and between the Company and Cavalry (the "Merger Agreement").

     In rendering the opinions expressed below, we have examined and relied upon, among other things, (i) the Merger Agreement, (ii) the Company's Amended and Restated Charter, incorporated by reference as an exhibit to the Registration Statement, (iii) the Company's Bylaws, incorporated by reference as an exhibit to the Registration Statement, (iv) the resolutions of the Company's Board of Directors approving the Merger Agreement and the transactions contemplated thereby and (v) originals or copies, certified or otherwise identified to our satisfaction, of such certificates, corporate, public or other records, and other documents as we have deemed appropriate for the purpose of rendering this opinion letter. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents and instruments of all documents and instruments submitted to us as copies or specimens, and the authenticity of the originals of such documents and instruments submitted to us as copies or specimens. We also have made such investigations of law as we have deemed appropriate.

     In rendering this opinion we have assumed that prior to the issuance of any of the shares of Common Stock pursuant to the Merger Agreement (i) the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; (ii) the common stockholders of Cavalry will have adopted the Merger Agreement and approved the Merger; (iii) the shareholders of the Company will have adopted the Merger Agreement and approved the issuance of shares of Common Stock in the Merger; and (iv) the transactions contemplated by the Merger Agreement are consummated in accordance with the Merger Agreement.

     On the basis of the foregoing, we are of the opinion that the Common Stock has been duly authorized and the Common Stock, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

     The foregoing opinion is limited to the laws of the State of Tennessee and the federal laws of the United States of America.
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     We hereby consent to the filing of this opinion letter as an exhibit to the
Registration Statement and to the reference to me in the joint proxy statement/prospectus constituting a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the SEC.

                                        Yours very truly,


                                        /s/ Baker, Donelson, Bearman, Caldwell &
                                            Berkowitz, P.C.

                                        BAKER, DONELSON, BEARMAN, CALDWELL &
                                        BERKOWITZ, P.C.